PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-78575
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)


[HOLDRS INTERNET LOGO]


                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
                           Name of Company                            Ticker        Amounts         Market
           ----------------------------------------------             ------        -------         ------
           Amazon.com, Inc.                                            AMZN           18           NASDAQ
           CMGI Inc.                                                   CMGI           10           NASDAQ
           CNET Networks, Inc.                                         CNET            4           NASDAQ
           EarthLink, Inc.                                             ELNK          6.23          NASDAQ
           eBay Inc.                                                   EBAY           48           NASDAQ
           E*TRADE Financial Corporation                                ET            12            NYSE
           McAfee, Inc.                                                MFE             7            NYSE
           Priceline.com Incorporated                                  PCLN        1.166666        NASDAQ
           RealNetworks, Inc.                                          RNWK            8           NASDAQ
           TD Ameritrade HLDG Corp.                                    AMTD            9           NASDAQ
           Time Warner Inc.                                            TWX            42            NYSE
           Yahoo! Inc.                                                 YHOO           52           NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.